UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2005
TERAYON COMMUNICATION SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-24647	77-0328533

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
4988 Great America Parkway, Santa Clara, CA 95054

(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (408) 235-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On July 27, 2005, Terayon Communication Systems, Inc. (Company) entered into an Employment Agreement (Agreement”) with Matt Aden appointing him as the Senior Vice President, Sales. Pursuant to the Agreement, Mr. Aden will receive an annual salary of $325,000 and be eligible to participate in the Company’s sales commission plan with target incentive 100% of his base salary.
Mr. Aden will be employed at will. However, if he is subject to an involuntary termination (as defined in his Employment Agreements), he will become entitled to (i) a lump-sum cash payment equal to the sum of 1 times his then-current base salary and (ii) reimbursement of COBRA premiums for up to 12 months.
If Mr. Aden is subject to an involuntary termination within 12 months after a change in control of the Company (as defined in the Agreement), he will be entitled to (i) a lump-sum cash payment equal to 2.0 times (a) then-current base salary (or pre-change in control salary, if higher) and (b) the Commission, (ii) reimbursement of COBRA premiums for up to 24 months and (iii) immediate vesting of all of his stock options.
Mr. Aden also was granted an option to purchase 500,000 shares of Common Stock of the Company, at an exercise price per share of $3.17, which represented the closing selling price per share of the Company’s common stock on the Nasdaq National Market on August 1, 2005. The option will vest over a four year period, twenty-five percent of which will vest on July 27, 2006 and the remainder will vest on a monthly basis thereafter. The grant was made pursuant to the stockholder-approved 1997 Equity Incentive Plan of the Company, a copy of which is on file with the Securities and Exchange Commission.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Matt Aden, 49, has been named as the Company’s new Senior Vice President, Sales effective July 27, 2005.
     Mr. Aden was the Senior Vice President, Sales and Customer Operations of Motorola, Inc.’s (“Motorola”) Motorola Connected Home Solutions from July 2002 until July 2005, the Senior Vice President and General Manager of Motorola’s Digital Media Group from January 2002 until June 2002, the Corporate Vice President, Director Worldwide Sales and Support of Motorola from January 2000 to December 2001. Prior to his employment with Motorola, Mr. Aden was the Senior Vice President, Worldwide Sales and Support of General Instrument Corporation (“GI”), a company acquired by Motorola, from January 1998 to January 2000. Mr. Aden began his employment with GI in April 1984. Mr. Aden has a B.B.A. from the University of Nebraska.
     The terms and conditions of Mr. Aden’s employment as the new Senior Vice President, Sales of the Company are set forth in Item 1.01 above.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits.

99.1	Terayon Strengthens Executive Team with Matthew Aden.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Terayon Communication Systems, Inc.
By:	/s/ Mark Richman
Mark Richman
Chief Financial Officer

Date: August 2, 2005

Exhibit Index

Exhibit
No.	Description
99.1	Terayon Strengthens Executive Team with Matthew Aden.